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[BANK OF AMERICA LOGO]                                   AMENDMENTS TO DOCUMENTS

                                                                    EXHIBIT 10.1

                                AMENDMENT NO. 1
                           TO BUSINESS LOAN AGREEMENT

     This Amendment No. 1 (the "Amendment" dated as of JANUARY 9, 1998 is between Bank of America National Trust Association (the "Bank") and Edelbrock Corporation (the "Borrower").

                                    RECITALS

     A. The Bank and the Borrower entered into a certain Business Loan Agreement dated as of January 23, 1997 (the "Agreement").

     B.   The Bank and the Borrower desire to amend the Agreement.

                                   AGREEMENT

     1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

     2.   Amendments. The Agreement is hereby amended as follows:

          2.1 In Paragraph 1.2 of the Agreement, the date "February 1, 1999" is hereby substituted for the date "February 1, 1998".

          2.2 In Paragraph 5.4 of the Agreement, the amount "Forty Eight Million Dollars ($48,000,000.00)" is hereby substituted for the amount "Forty One Million Dollars ($41,000,000.00)".

          2.3 Paragraph 5.18(c) of the Agreement is hereby amended in full to read as follows:

               "(c) enter into any consolidation, merger, or other combination or become a member of a limited liability company or become a member of a joint venture or partner in a partnership except when cash contributions to partnerships and or joint ventures do not exceed Two Million Dollars ($2,000,000) in the aggregate at any one time."

          2.4 Paragraph 7.7 of the Agreement is hereby amended in full to read as follows:

               "7.7 Attorneys' Fees. The Borrower shall reimburse the Bank for any reasonable costs and attorneys' fees incurred by the Bank in connection with the enforcement or preservation of any rights or remedies under this Agreement and any other documents executed in connection with this Agreement, and in connection with any amendment, waiver, "workout" or restructuring under this Agreement. In the event of a lawsuit or arbitration proceeding, the prevailing party is entitled to recover costs and reasonable attorneys' fees incurred in connection with the lawsuit or arbitration proceeding, as determined by the court or arbitrator. In the event that any case is commenced by or against the Borrower under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute, the Bank is entitled to recover costs and reasonable attorneys' fees incurred by the Bank related to the preservation, protection, or enforcement of any rights of the Bank in such a case. As used in this paragraph, "attorneys' fees" includes the allocated costs of the Bank's in-house counsel."
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     3.   Effect of Amendment. Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

     This Amendment is executed as of the date stated at the beginning of this Amendment.



Bank of America                                 Edelbrock Corporation
National Trust and Savings Association


X                                               X  /s/ JEFFREY L. THOMPSON
 ----------------------------------             --------------------------------
By: Robert J. Lovie, Vice President             By: Jeffrey L. Thompson,
                                                    Executive Vice President



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